UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 18, 2007

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31973	04-3372365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 BALLARDVALE STREET
WILMINGTON, MA		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-694-9121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Beacon Power Corporation is taking steps to completely declassify its Board of Directors at the upcoming 2007 Annual Meeting of Stockholders. Board declassification, which provides that each director’s term expires at each Annual Meeting of Stockholders, is considered by shareholder advocates and corporate oversight organizations as a measure that makes companies more accountable to their shareholders. The Company announced these events in a press release dated April 24, 2007, a copy of which is filed herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2007, William E. Stanton and Lisa W. Zappala gave notice that they intend to leave the Board effective as of Beacon's 2007 Annual Meeting of Stockholders. Company President and CEO Bill Capp, who is also a director, gave notice that he intends to shorten his existing Board term so as to stand for reelection at this 2007 Annual Meeting for a term expiring at the 2008 Annual Meeting, consistent with the Board declassification process.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2007, the Board amended the Company’s Amended and Restated By-Laws, effective immediately, to provide that any director who is elected to the Board shall be elected for a term of office to expire at the first succeeding annual meeting of stockholders of the Company after his or her election and shall hold office until his or her successor shall have been duly elected and qualified. Prior to the amendment, the By-Laws provided that directors were only to be elected to terms expiring at the first succeeding annual meeting of stockholders upon the expiration of their current terms. The text of the amendment to the By-Laws is filed herewith as Exhibit 3.2 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	3.2	Amendment to Amended and Restated By-Laws of the Company.
	99.1	Press release dated April 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated:	April 24, 2007	By: /s/ James M. Spiezio

James M. Spiezio

Chief Financial Officer

EXHIBIT INDEX

Exhibit

No.	Description
3.2	Amendment to Amended and Restated By-Laws of the Company
99.1	Press release dated April 24, 2007.